Exhibit 10.3

Notice of Grant of Restricted Stock	Internap Corporation
Employer ID: XXXXX
One Ravinia Drive, Suite 1300
Atlanta, GA 30346

Participant: Peter D. Aquino	Employee ID:
[Address]	[INSERT]

You have been granted an Award of Internap Corporation (the “Corporation”) restricted Common Stock (the “Award”) as follows. The Award is granted as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4):

Type of Award:	Restricted Stock
Grant No.:	[INSERT]
Date of Award:	[INSERT]
Total Number of Shares Awarded:	1,585,000

Vesting Dates and Restrictions	Shares Vesting
Performance Based Award:
The date on which the First Stock Price Target (as defined below) has been attained if You have remained in the employment of the Corporation through such date.	200,000
The date on which the Second Stock Price Target (as defined below) has been attained if You have remained in the employment of the Corporation through such date.	250,000
The date on which the Third Stock Price Target (as defined below) has been attained if You have remained in the employment of the Corporation through such date.	250,000
Time Based Award:
First Anniversary of the Date of Award, if You have remained in the employment of the Corporation through such date.	100,000
Second Anniversary of the Date of Award, if You have remained in the employment of the Corporation through such date.	100,000
Third Anniversary of the Date of Award, if You have remained in the employment of the Corporation through such date.	100,000
Hybrid Time-Performance Based Award
The date on which the First Stock Price Target has been attained if You have remained in the employment of the Corporation through such date, and then subject to the Time Restrictions.	350,000
The date on which the Second Stock Price Target has been attained if You have remained in the employment of the Corporation through such date, and then subject to the Time Restrictions.	235,000

The First Stock Price Target shall be attained on either (i) the date on which the Corporation’s common stock has traded with a closing per share price of at least $5.00 for at least five (5) (not necessarily consecutive) business days on which the markets are open, or (ii) in the event of a Qualifying Termination during a Protection Period, the date a Change of Control is consummated if the price per share in the Change of Control is at least $5.00; provided, that such date in (i) or (ii) must occur no later than the third anniversary of Your date of hire.

The Second Stock Price Target shall be attained on either (i) the date on which the Corporation’s common stock has traded with a closing per share price of at least $7.50 for at least five (5) (not necessarily consecutive) business days on which the markets are open, or (ii) in the event of a Qualifying Termination during a Protection Period, the date a Change of Control is consummated if the price per share in the Change of Control is at least $7.50; provided, that such date in (i) or (ii) must occur no later than the third anniversary of Your date of hire.

The Third Stock Price Target shall be attained on the date on which the Corporation’s common stock has traded with a closing per share price of at least $10.00 for at least five (5) (not necessarily consecutive) business days on which the markets are open; provided, that such date must occur no later than the third anniversary of Your date of hire.

The First Stock Price Target, the Second Stock Price Target and the Third Stock Price Target, each a “Stock Price Target.”

Time Restrictions: The time restrictions on one-third (1/3) of the shares of the Hybrid Time-Performance Based Award subject to the applicable Stock Price Target shall lapse and the shares shall vest annually from the date such Stock Price Target has been attained for such shares.

Forfeiture of Award Shares: Any shares of the Performance Based Award and the Time Based Award that are restricted as of the earlier of (i) Your date of termination, or (ii) the third anniversary of Your date of hire, shall be immediately forfeited as of such date, subject to the “Qualifying Termination Outside of a Protection Period” provision and “Acceleration” provisions noted below. The Time Restrictions on any shares of the Hybrid Time-Performance Based Award for which the applicable Stock Price Target has been attained shall continue to lapse and such shares shall continue to vest for so long as You remain continuously employed by the Corporation. Any shares of the Hybrid Time-Performance Based Award that are restricted as of Your date of termination shall be immediately forfeited as such date, subject to the “Qualifying Termination Outside of a Protection Period” provision and “Acceleration” provisions noted below.

Qualifying Termination Outside of a Protection Period: In the event of Your Qualifying Termination within the one hundred twenty (120) day period immediately preceding a Change of Control that involves a strategic or financial buyer who has been in communication and/or negotiations with the Corporation prior to the termination of Your employment, You will be deemed to have remained in the employment of the Corporation through the date of such Change of Control for purposes of determining whether the restrictions applicable to Your shares of this Award have lapsed and such shares have vested as noted above; accordingly, no forfeiture of the shares of this Award shall occur upon Your termination during the one hundred twenty (120) day period following Your termination, and the forfeiture of the shares of this Award shall instead occur at the end of such one hundred twenty (120) day period if no such Change of Control has occurred by that time.

COC Acceleration: (a) If You incur a Qualifying Termination within the one hundred twenty (120) day period immediately preceding a Change of Control that involves a strategic or financial buyer who has been in communication and/or negotiations with the Corporation prior to the termination of Your employment, (b) If You have remained employed through the date of a Change of Control and You incur a Qualifying Termination during a Protection Period thereafter, or (c) In the event You have remained employed through the date of a Change of Control whereby the resulting successor or surviving company is not publicly traded, then as of such Qualifying Termination (for clauses (a) or (b) above) or Change of Control (for clause (c) above): (i) all restrictions on unvested shares of the Time Based Award and Performance Based Award that have not been previously forfeited shall immediately lapse for all such shares and such shares shall vest; provided, however, the restrictions on the shares of the Time Based Award and Performance Based Award shall only lapse, and such shares shall only vest if the First Stock Price Target has been attained, and (ii) all Time Restrictions on unvested shares of the Hybrid Time-Performance Based Award that have not been previously forfeited shall immediately lapse and such shares shall vest for all shares of the Hybrid Time-Performance Based Award; provided, however, the Time Restrictions on shares of the Hybrid Time-Performance Based Award shall only lapse and such shares shall vest if the applicable Stock Price Target has been attained. If You are entitled to benefits in accordance with this paragraph, the Corporation may, in its sole and absolute discretion, in lieu of lapsing the restrictions on shares of this Award as described in the preceding sentences, pay You an amount equal to the number of shares whose restrictions were to lapse multiplied by the fair market value of such shares at the time of the Change of Control (for clause (a) and (c) above) or Qualifying Termination (for clause (b) above).

Non-COC Acceleration: If You incur a Qualifying Termination other than during a Protection Period, then as of such Qualifying Termination, (i) if the First Stock Price Target has been attained, all restrictions on unvested shares of the Time-Based Award that have not been previously forfeited shall immediately lapse and such shares shall vest, and (ii) all Time Restrictions on unvested shares of the Hybrid Time-Performance Based Award that have not been previously forfeited shall immediately lapse and such shares shall vest for all shares of the Hybrid Time-Performance Based Award; provided, however, the Time Restrictions on shares of the Hybrid Time-Performance Based Award shall only lapse and such shares shall vest if the applicable Stock Price Target has been attained.

Non-Renewal Acceleration: If Your employment terminates because the Corporation elects not to renew the Employment Agreement, the Time Restrictions on all shares of the Hybrid Time-Performance Based Award for which the applicable Stock Price Target has been attained shall lapse and such unrestricted shares shall immediately vest.

Termination Upon Death Acceleration: In the event Your employment terminates because of Your death, (i) the restrictions on the Time Based Award shall lapse and such unrestricted shares shall immediately vest on a pro rata basis, calculated by multiplying 300,000 by a fraction, the numerator of which is the number of days that You were employed by the Corporation, and the denominator of which is 1095, rounded to the nearest whole number, and then reduced by the number of shares of the Time Based Award that have already vested, and (ii) The Time Restrictions on any shares of the Hybrid Time-Performance Based Award for which the applicable Stock Price Target has been attained shall lapse and such unrestricted shares shall immediately vest on a pro rata basis, calculated by multiplying 585,000 by a fraction, the numerator of which is the number of days that You were employed by the Corporation from the date the applicable Stock Price Target was achieved, and the denominator of which is 1095, rounded to the nearest whole number, and then reduced by the number of shares of the Hybrid Time-Performance Based Award that have already vested.

Qualifying Termination Prior to April 30, 2017: Notwithstanding anything to the contrary in this Notice, the Plan, the Employment Agreement, or any other agreement between You and the Corporation, in the event Your employment is terminated on or prior to April 30, 2017, You will forfeit all unvested shares of this Award, and none of the “Acceleration” provisions above shall apply.

For all purposes of this Notice, the terms “Change of Control,” “Protection Period,” and “Qualifying Termination” shall be as defined in Your Employment Agreement dated September 12, 2016 (the “Employment Agreement”).

This Award is intended to be an inducement material to Your entering into employment with the Corporation under NASDAQ Marketplace Rules.

By Your acceptance of this Award through the E*Trade website, You agree that this Award is subject to all the terms, definitions and conditions of the Internap Corporation 2014 Stock Incentive Plan (as amended from time to time) (the “Plan”), and by the terms and conditions of the Restricted Stock Inducement Award Agreement and related Prospectus, which is attached hereto and made a part of this document. However, You also agree that this Award has not been granted under the Plan and any shares of the Corporation’s Common Stock issued to You pursuant to this Award shall not be considered to be granted under the Plan.